Exhibit 10.8

INSTRUMENT

AMENDING AND RESTATING

LYONDELL CHEMICAL COMPANY

SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN

Lyondell Chemical Company hereby amends and restates the Supplementary Executive Retirement Plan, effective as of January 1, 2005 to read in its entirety as the document entitled "Lyondell Chemical Company Supplementary Executive Retirement Plan" that is attached hereto.

IN WITNESS WHEREOF, the undersigned, being duly authorized on behalf of the Company, has executed this Instrument on this 7th day of December, 2006.

ATTEST: BY: /s/ Mindy G. Davison Assistant Secretary	LYONDELL CHEMICAL COMPANY BY: /s/ Dan F. Smith Dan F. Smith President and Chief Executive Officer

LYONDELL CHEMICAL COMPANY

SUPPLEMENTARY EXECUTIVE

RETIREMENT PLAN

As Amended and Restated Effective January 1, 2005

Lyondell Chemical Company

Supplementary Executive Retirement Plan

TABLE OF CONTENTS

PAGE

ARTICLE I - GENERAL PROVISIONS 1

Section 1.1 Purpose and Intent 1

Section 1.2 Effective Date 1

Section 1.3 Plan Costs 1

Section 1.4 Definitions 1

ARTICLE II - SUPPLEMENTARY BENEFITS 6

Section 2.1 Types of Supplementary Benefits 6

Section 2.2 General Eligibility 6

Section 2.3 Amount of Supplementary Benefits (or Survivor

Benefit) in General 6

Section 2.4 Deferral/Incentive Supplement 7

Section 2.5 Qualification Limit Supplement 9

Section 2.6 Special Supplements 10

Section 2.7 Supplementary Benefits on Change in Control 10

ARTICLE III - BENEFIT FORM 11

Section 3.1 Supplementary Benefits 11

Section 3.2 Benefit Form on Change in Control 12

ARTICLE IV - TIMING OF BENEFIT PAYMENT 13

Section 4.1 Supplementary Benefits 13

Section 4.2 Payment on Change in Control 13

Section 4.3 Key Employees 13

Section 4.4 Small Benefit&&&&&&&&&&&&&&&&&&&&..13

ARTICLE V - ADMINISTRATION 14

Section 5.1 Interpretation 14

Section 5.2 Administrative Records 14

Section 5.3 Claims 14

Section 5.4 Committee Liability 15

Lyondell Chemical Company

Supplementary Executive Retirement Plan

TABLE OF CONTENTS (cont'd)

ARTICLE VI - MISCELLANEOUS 16

Section 6.1 Unfunded Benefit Plan 16

Section 6.2 Unsecured General Creditor 16

Section 6.3 Grantor Trust 16

Section 6.4 Non-Assignment 16

Section 6.5 No Employment Right 17

Section 6.6 Adjustments 17

Section 6.7 Obligation to Company 17

Section 6.8 Protective Provisions 17

Section 6.9 Gender, Singular and Plural 17

Section 6.10 Governing Law 17

Section 6.11 Validity 17

Section 6.12 Notice 18

Section 6.13 Successors and Assigns 18

Section 6.14 Incapacity&&&&&&&&&&&&&&&&&&....... 18

ARTICLE VII - AMENDMENT AND DISCONTINUANCE 19

Section 7.1 Plan Amendment 19

Section 7.2 Termination 19

Section 7.3 Effect of Amendment or Termination 19

Section 7.4 Effect of Legislation&&&&&&&&&&&&&&& 19

ARTICLE I

GENERAL PROVISIONS

Section 1.1 Purpose and Intent.

This Plan is intended to provide supplemental retirement allowances according to its provisions to those Employees who are eligible to receive Awards under the Lyondell Chemical Company annual incentive plans, and who

(a) have deferred a portion of their Salary under the Lyondell Chemical Company Executive Deferral Plan or

(b) have had the amount of their benefit reduced, due to federal legal requirements, under a tax-qualified, defined benefit retirement plan maintained by Lyondell Chemical Company, or

(c) have been granted a Special Supplement under Section 2.6.

Section 1.2 Effective Date.

This Plan document shall be effective January 1, 2005 and shall apply to Employees who are employed by the Company on or after January 1, 2005, unless certain provisions specify that they are effective on a different date.

This Plan amends and restates the Prior Plan. The Prior Plan provisions shall continue to apply to any Participant who ceased to be an Employee on or before December 31, 2004 with a Plan benefit.

Section 1.3 Plan Costs.

The Company shall bear all Plan costs, including administrative costs, and no Employee contributions shall be required or permitted.

Section 1.4 Definitions.

Actuarial Equivalent or Actuarially Equivalent means, in comparing benefits payable in different forms or at different times or in different circumstances, a value under one set of circumstances which is the same as the value under a different set of circumstances. The value shall be computed and determined by using mortality assumptions, interest rates and other actuarial factors and assumptions used to calculate actuarial equivalents under the Retirement Plan.

Administrative Committee means the Benefits Administrative Committee of Lyondell Chemical Company.

Award means an immediate cash award made under the Lyondell Chemical Company annual incentive plans for executives or senior managers or awards under any other plan that the Company's Board of Directors or its Compensation Committee, has authorized the Company to accept and to treat as awards under this Plan.

Base Pay means the annual amount of "Base Pay," as defined in the Retirement Plan.

Basic Allowance means an annuity payable for the Participant's life, with a guarantee that an amount equal to 60 monthly payments will be made to the Participant and his Beneficiary.

Beneficiary means a person designated by the Participant to be entitled to receive the Survivor Benefit under Sections 2.4, 2.5 and/or 2.6 when the Participant dies or, if the Participant has failed to designate a person, the Participant's spouse, if the Participant was married at his death, or the Participant's estate, if the Participant was not married at his death.

Change in Control means an event deemed to have occurred on the date that one or more of the following occurs:

(a) Individuals who, within any twelve (12) month period, constitute a majority of the Board ("Incumbent Directors") are replaced as members of the Board by individuals who are not Incumbent Directors. Incumbent Directors shall include any individual becoming a director within the same twelve (12) month period when the person's election or appointment was approved by a vote of at least a majority of the then Incumbent Directors and shall exclude for this purpose any individual whose initial assumption of office was not endorsed by a majority of the Board.

(b) The date of any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where the shareholders of the Company immediately before that Acquisition Transaction would beneficially own, directly or indirectly, immediately after that Acquisition Transaction, shares or other ownership interests representing in the aggregate less than fifty percent (50%) of (i) the then outstanding common stock or other equity interests of the corporation or other entity surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be, or of its ultimate parent corporation or other entity, if any (in either case, the "Surviving Entity"), and (ii) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Entity.

(c) Any Person shall be or become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing in the aggregate more than fifty percent (50%) of either (i) the then outstanding shares of common stock of the Company ("Common Shares") or (ii) the Combined Voting Power of all then outstanding Voting Securities of the Company; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this Subsection (c):

(1) Solely as a result of an acquisition of securities by the Company which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (A) the proportionate number of Common Shares beneficially owned by any Person to more than fifty percent (50%) of the Common Shares then outstanding, or (B) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to more than fifty percent (50%) of the Combined Voting Power of all then outstanding Voting Securities; or

(2) Solely as a result of an acquisition of securities directly from the Company, except for any conversion of a security that was not acquired directly from the Company;

(d) For purposes of this Change in Control definition, the following capitalized terms have the following meanings:

(i) "Affiliate" shall mean, as to a specified person, another person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person, within the meaning of such terms as used in Rule 405 under the Securities Act of 1933, as amended, or any successor rule.

(ii) "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of the Board of Directors, or similar managing group, of a corporation or other entity by holders of the then outstanding Voting Securities of such corporation or other entity.

(iii) "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in Sections 14(d)(3) or 15(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that Person shall not include the Company or any of its subsidiaries or affiliates or any employee benefit plan of the Company or any of its subsidiaries or any entity organized, appointed or established by the Company, or its subsidiaries for or pursuant to the terms of any plan.

(iv) "Voting Securities" shall mean all securities of a corporation or other entity having the right under ordinary circumstances to vote in an election of the Board of Directors, or similar managing group, of such corporation or other entity.

Code means the Internal Revenue Code of 1986, as amended, including any successor provisions and any regulations or other guidance promulgated by applicable governmental agencies.

Company means Lyondell Chemical Company, a Delaware corporation, or its successor.

Compensation Committee means the Compensation and Human Resources Committee of the Board of Directors of Lyondell Chemical Company.

Deferral/Incentive Supplement means a Supplementary Benefit described under Section 2.4.

Deferred Compensation means any amount of Salary which a Participant elects to defer according to the terms of the Lyondell Chemical Company Executive Deferral Plan.

Employee means a regular salaried employee of the Company.

ERISA means the Employee Retirement Income Security Act of 1974, as amended, including any successor provisions and any regulations or other guidance promulgated by applicable governmental agencies.

Financial Hardship means a condition of severe financial difficulty due to an unforeseeable emergency resulting from (a) an illness or accident of the Participant, his spouse or dependent; (b) a casualty causing a Participant's property loss; or (c) other similar or extraordinary and unforeseeable circumstances created by events beyond the Participant's control, as determined by the Administrative Committee, upon advice of counsel, based on written information supplied by the Participant and which is sufficient, in counsel's judgment, to justify a change in the elected benefits form under Section 3.1 without causing the Participant or any other Plan Participant to receive taxable income from the Plan before actual payment of Plan benefits.

Key Employee means an Employee who, at any time during the prior Plan Year, was identified as (a) an officer of the Company with annual compensation greater than $130,000, as adjusted, (b) a five percent (5%) owner of the Company, or (c) a one percent (1%) owner of the Company with annual compensation from the Company of more than $150,000, as adjusted, as determined according to the requirements of Code Sections 409A and 416(i). For Plan Distribution purposes, an Employee identified as a Key Employee during a year ending on an identification date shall be considered a Key Employee for a twelve (12) month period beginning on the following April 1. December 31 of the prior Plan Year shall be used as the identification date to identify Key Employees under Code Section 409A.

Participant means an active Employee or a former Employee who, at his Separation from Service, retirement or death, was employed by the Company or a Related Company and who is entitled to receive Plan benefits by reason of having received one or more Awards that would be used to compute the Employee's Average Final Base Pay under the Retirement Plan, if the Awards were recognized as a part of Base Pay under the Retirement Plan and who (a) deferred a portion of his Salary that would be used to calculate the Employee's Average Final Base Pay under the Retirement Plan if the Deferred Compensation recognized as a part of Base Pay under the Retirement Plan; (b) had his benefit under the Retirement Plan reduced due to required limitations under the Code or ERISA; and/or (c)  had been granted a Special Supplement under Section 2.6. Participant shall include a former Employee who has not received the entire benefit to which he is entitled under this Plan.

Plan means this Supplementary Executive Retirement Plan of Lyondell Chemical Company.

Pre-Retirement Survivor Annuity means the annuity or death benefit paid under the Retirement Plan to a survivor, attributable to Company contributions, that is payable due to the Participant's death before a retirement allowance commences and after the Participant became entitled to a retirement allowance payable from Company contributions under the Retirement Plan.

Prior Plan means this Plan, as in effect before this amendment and restatement.

Qualified Limit Supplement means a Supplementary Benefit described in Section 2.5.

Related Company means

(a) Any corporation that is a member of a controlled group of corporations within the meaning of section 1563(e)(3)(C), of which Lyondell Chemical Company is a member, and

(b) All trades or businesses, whether or not incorporated, which, under regulations prescribed by the Secretary of the Treasury pursuant to Section 210(d) of ERISA, are under common control with Lyondell Chemical Company.

Retirement Plan means the Lyondell Chemical Company Retirement Plan.

Salary means the Employee's regular base salary paid by the Company or a Related Company, excluding Awards and any other special or additional compensatory payments.

Separation from Service means the Participant's employment termination from the Company or a Related Company which complies with the requirements of Code Section 409A. A transfer to or from the Company and any Related Company shall not be a Separation from Service under this Plan.

Special Supplement means a supplementary retirement benefit approved for payment to an Employee under Section 2.6.

Supplementary Benefit means any of the types of supplementary benefits provided in Sections 2.4, 2.5 or 2.6.

Supplementary Benefits means, collectively, all Supplementary Benefits provided by this Plan, or all those Supplementary Benefits to which a particular Participant is entitled, as the context requires.

Survivor Benefit means any survivor benefit payable to a Participant's Beneficiary under Article II.

ARTICLE II

SUPPLEMENTARY BENEFITS

Section 2.1 Types of Supplementary Benefits Provided.

This Plan provides for the following types of Supplementary Benefits:

(a) Deferral/Incentive Supplements, as described in Section 2.4;

(b) Qualification Limit Supplements, as described in Section 2.5;

(c) Special Supplements, as described in Section 2.6.

Section 2.2 General Eligibility

(a) Benefit Eligibility. An Employee who has a Separation from Service with a nonforfeitable right to a retirement allowance from the Retirement Plan or who has a non-forfeitable right to a retirement allowance amount from the Retirement Plan at the time of a Change in Control, automatically is eligible for each type of Supplementary Benefit provided by Sections 2.4 and 2.5, to the extent he satisfies the specific eligibility requirements of the applicable Section. Supplementary Benefits shall be paid in the form and at the time provided under Articles III and IV, respectively.

(b) Survivor Benefit Eligibility. If a Participant dies before any Supplementary Benefit to which the Participant is entitled commences, his Beneficiary will be eligible to receive a Survivor Benefit that relates to the particular Supplementary Benefit. The Participant must designate the same person as his Beneficiary for purposes of all Survivor Benefits payable under this Plan. Survivor Benefits to which a Beneficiary is entitled under this Article will automatically be paid to the Beneficiary. If a Participant dies after commencing Plan benefits in a form that provides for continued payments after the Participant's death, benefit payments shall continue according to the terms and provisions of that benefit form, unless payable as a lump sum as a result of a Change in Control.

Section 2.3 Amount of Supplementary Benefits (or Survivor Benefit) in General.

The total amount of Supplementary Benefits (or Survivor Benefits, if applicable) payable under this Plan shall be the sum of the benefits to which the Participant is entitled (or Survivor Benefits to which the Participant's Beneficiary is entitled, if applicable) under all types of Supplementary Benefits whose requirements are satisfied by or with respect to the Participant.

Each type of Supplementary Benefit payable from this plan to a Participant is the Participant's Excess Retirement Benefit. "Excess Retirement Benefit" means

(a) for Participants with a Separation from Service on or before December 31, 2006, the excess of:

(1) the Participant's "Hypothetical Amount", as defined separately for purposes of each type of Supplementary Benefit, over

(2) the Participant's "Basic Amount". The Basic Amount shall be (A) the amount of the monthly retirement allowance the Participant is actually entitled to receive at retirement from the Retirement Plan; and (B) the monthly equivalent of the amount of any Supplementary Benefit paid to a Participant or to a trustee or custodian on the Participant's behalf under the ARCO Chemical Company Supplementary Executive Retirement Plan as a result of the Company's acquisition of ARCO Chemical Company, and

(b) for Participants with a Separation from Service on or after January 1, 2007, the excess of

(1) the Participant's "Hypothetical Amount", as defined separately for purposes of each type of Supplementary Benefit, and payable as a lump sum, over

(2) the Participant's "Basic Amount", which is the single payment that is the Actuarial Equivalent of

(A) the retirement allowance the Participant is entitled to receive at retirement from the Retirement Plan and would have received as a lump sum (or as a Basic Allowance for any portion of the retirement allowance not payable as a lump sum); and

(B) any Supplementary Benefit paid to a Participant or to a trustee or custodian on the Participant's behalf under the ARCO Chemical Company Supplementary Executive Retirement Plan as a result of the Company's acquisition of ARCO Chemical Company.

Section 2.4. Deferral/Incentive Supplement.

(a) Eligibility for Deferral/Incentive Supplement. A Participant is eligible for a Deferral/Incentive Supplement if his Excess Retirement Benefit, using the Hypothetical Amount in 2.4(b)(1), is positive. If a Participant entitled to receive a Deferral/Incentive Supplement dies before commencing this benefit, his Beneficiary will be paid a Survivor Benefit described in Section 2.4(b)(2) below.

(b) Calculation of Deferral/Incentive Supplement.

(1) Participant's Benefit. Subject to Sections 2.4 (c), (d) and (e) and Section 2.7, the Hypothetical Amount of the Participant's Deferral/Incentive Supplement shall be

(A) for Participants with a Separation from Service on or before December 31, 2006, the monthly retirement benefit the Participant would have received as a Basic Allowance from the Retirement Plan, or for Participants with a Separation from Service on or after January 1, 2007, the single payment that is the Actuarial Equivalent of the retirement benefit the Participant would have received as a lump sum (or as a Basic Allowance for any portion of the benefit not payable as a lump sum) from the Retirement Plan, determined as if the Base Pay used to calculate that benefit under the Retirement Plan had included the Participant's Awards and Deferred Compensation.

If the Participant transfers directly from the Company's employment to a Related Company's employment, Base Pay to calculate the Hypothetical Amount will include the Participant's Awards and Deferred Compensation while he is employed by the Related Company, if the Company recognizes the Participant's salary while employed by the Related Company to determine the Participant's Retirement Plan benefits.

(2) Survivor Benefit. The monthly amount of the Survivor Benefit payable when a Participant dies before commencing a Deferral/Incentive Supplement under his Plan shall be (A) minus (B), where:

(A) is the monthly Pre-Retirement Survivor Annuity calculated using the Participant's Hypothetical Amount described in Section 2.4(b)(1), and

(B) is the actual monthly Pre-Retirement Survivor Annuity.

Effective January 1, 2007, the Survivor Benefit will be a lump sum that is the Actuarial Equivalent of the monthly benefit described above.

(c) Maximum Limit on Deferral/Incentive Supplement Benefits.

Notwithstanding the provisions of Section 2.4(a) and (b), the amount of a Participant's Deferral/Incentive Supplement (or Survivor Benefit, as applicable) shall be reduced to the extent necessary so the annual equivalent of benefits payable to or on the Participant's behalf (1) from the Retirement Plan; (2) as a Qualification Limit Supplement, if any, under Section 2.5; and (3) as a Deferral/ Incentive Supplement, under this Section, will not exceed 65 percent of the greater of (i) the sum of the Participant's annual Salary at his Separation from Service plus his most recent Award, or (ii) the average of the Participant's highest three (3) consecutive years of Salary and Awards for each year during the Participant's prior ten (10) years of employment with the Company or a Related Company.

Annual equivalent benefits payable from the Retirement Plan shall exclude annuities resulting from voluntary employee contributions to the Retirement Plan and increased benefits resulting from election of a Level Income Option under the Retirement Plan.

(d) Recalculation Due to Subsequent Award. If the Participant receives an Award after Separation from Service, that Award shall be included in Awards used to calculate the Hypothetical Amount under Section 2.4(b)(1) and the Deferral/Incentive Supplement shall be recalculated. A Supplement already paid or being paid may be increased, but not decreased, by this recalculation. No recalculation shall occur if the Participant actually receives an Award following a Change in Control.

(e) Separation from Service. If a Participant is not eligible for a retirement allowance from the Retirement Plan at the time of his Separation from Service or if a Pre-Retirement Survivor Annuity is not payable, the rights of a Participant or any person claiming under or through the Participant to any Deferral/Incentive Supplement benefits shall cease.

Section 2.5 Qualification Limit Supplement.

(a) Eligibility for Qualification Limit Supplement. An Employee shall be eligible for a Qualification Limit Supplement if his Excess Retirement Benefit using the Hypothetical Amount in Section 2.5(b)(1) is positive. If a Participant entitled to receive a Qualification Limit Supplement dies before commencing this benefit, his Beneficiary will be paid the Survivor Benefit described in Section 2.5(b)(2) below.

(b) Amount of Qualification Limit Supplement.

(1) Participant's Benefit. The Hypothetical Amount of the Participant's Qualification Limit Supplement shall be

(A) for Participants with a Separation from Service on or before December 31, 2006, the monthly retirement benefit the Participant would have received, as a Basic Allowance from the Retirement Plan, or

(B) for Participants with a Separation from Service on or after January 1, 2007, the single payment that is the Actuarial Equivalent of the retirement benefit the Participant would have received as a lump sum (or as a Basic Allowance for any portion of the benefit not payable as a lump sum) from the Retirement Plan, determined as if the amount of the Participant's retirement benefit under the Retirement Plan was not subject to limits or reductions required under the Code or ERISA.

(2) Survivor Benefit. The monthly amount of a Survivor Benefit payable when a Participant dies before commencing a Qualification Limit Supplement under this Plan shall be (A) minus (B), where:

(A) is the monthly Pre-Retirement Survivor Annuity calculated using the Participant's Hypothetical Amount described in Section 2.5(b)(i), and

(B) is the actual monthly Pre-Retirement Survivor Annuity.

Effective January 1, 2007, the Survivor Benefit will be a lump sum that is the Actuarial Equivalent of the monthly benefit described above.

Section 2.6 Special Supplements.

In addition to any other Supplementary Benefits to which a Participant may be entitled under this Plan, at its sole discretion, the Compensation Committee may award a Special Supplement to any Employee in an amount, or to be computed on a basis it determines. These awards may be granted for any reason the Compensation Committee deems appropriate, including, without limit, recognition of all or any part of the Employee's years of service with an organization or entity acquired by, or merged into, the Company, any Related Company, or any predecessor of the Company. A Special Supplement shall not be granted to or on behalf of any Employee who is not a member of a select group of management or other highly compensated employee, as defined from time to time by the Compensation Committee. A certified copy of the resolution granting a Special Supplement shall be furnished to the Administrative Committee before any Plan payment is to be made.

2.7 Supplementary Benefits on Change in Control

(a) On a Change in Control, the Hypothetical Amounts under Sections 2.4 and 2.5 for Participants eligible for benefits under the Company's Executive Severance Pay Plan shall be adjusted as follows:

(1) If a Participant is age 55 at the Change in Control, Hypothetical Amounts shall be calculated first as a benefit payable at age 65 and then reduced by those percentages used to calculate a Participant's early retirement allowances under the Retirement Plan.

(2) If a Participant has not attained age 55 at the Change in Control, Hypothetical Amounts shall be calculated first as a benefit payable at age 65 and then actuarially reduced by the Actuarial Assumptions, defined under Section (a)(ii) of the definition of Actuarial Equivalent in the Retirement Plan.

ARTICLE III

BENEFIT FORM

Section 3.1. Supplementary Benefits.

(a) Optional Benefit Form. Except as provided for a distribution on a Change in Control, a Participant who was an Employee on or after January 1, 2005 with a Separation from Service on or before December 31, 2006 may receive payment of his Supplementary Benefits in any form available to pay the normal retirement benefit under the Retirement Plan, provided that (1) the same payment form must have been elected for all Supplementary Benefits and (2) if the Participant elected an annuity form for the Supplementary Benefits and for the retirement allowances under the Retirement Plan, then he must have elected the same annuity form under all plans.

Payments of Supplementary Benefits under Article II to a Participant who is an Employee on or after January 1, 2007, or payments of Survivor Benefits to a Beneficiary of such a Participant shall be paid as a lump sum.

(b) Elections.

Any existing election of an optional benefit form for Supplementary Benefits or Survivor Benefits by a Participant who is an Employee on or after January 1, 2007, shall be void and unenforceable.

A Supplementary Benefit payable to a Participant who was an Employee on or after January 1, 2005, with a Separation from Service on or before December 31, 2006 shall be payable in the form elected by that Participant before January 1, 2005.

(1) If the Participant failed to elect the lump sum form of Supplementary Benefit payment, then the Participant only may elect an annuity form available under the Retirement Plan.

(2) If the Participant wishes to change an election before benefit commencement or, if the Participant is being paid an annuity and wishes to receive the Actuarial Equivalent of the remaining annuity installments, he may apply in writing to the Administrative Committee to change the previously elected payment form based on Financial Hardship. The Administrative Committee may allow the change if it determines that the Participant has experienced a Financial Hardship justifying an election change.

(3) If a Participant has failed to elect payment of Survivor Benefits in any form payable under the Retirement Plan payment to the Beneficiary will be made as a life annuity, payable for the Beneficiary's life with a value equal to the Actuarially Equivalent value of the Survivor Benefit payable in any other available form. The Beneficiary may request that the Administrative Committee change the Participant's election based on Financial Hardship and the form may be changed if the Administrative Committee determines that a Financial Hardship exists.

Section 3.2 Benefit Form on Change in Control.

A Participant's Supplementary Benefits or any Survivor Benefit payable on Change in Control under Section 2.7 shall be paid as a lump sum.

ARTICLE IV

TIMING OF BENEFIT PAYMENT

Section 4.1 Supplementary Benefits.

(a) Supplementary Benefits shall commence as soon as administratively practical on the later of (1) Separation from Service or (2) the earlier of the date the Participant (i) attains age fifty-five (55) with at least ten (10) years of service recognized by the Company or (ii) attains sixty-five (65) if the Participant has less than ten (10) years of service recognized by the Company.

Notwithstanding the foregoing, Supplementary Benefits may be distributed earlier due to death, Financial Hardship or for other reasons as may be provided under Code Section 409A, or as required as a result of a Change in Control under Section 4.2.

(b) Survivor Benefit payments will commence immediately following the Participant's death.

Section 4.2 Payment on Change in Control.

Supplementary Benefits shall be payable immediately following a Change in Control.

Section 4.3 Key Employees.

If a Participant is a Key Employee entitled to payment of Supplementary Benefits due to Separation from Service, payment shall not begin until six (6) months following the Key Employee's Separation from Service.

Section 4.4 Small Benefit.

Notwithstanding any Participant election, the Administrative Committee, in its sole discretion, may pay Supplementary Benefits of amounts less than $10,000 to the Participant or the Participant's Beneficiary immediately on Separation from Service or death.

ARTICLE V

ADMINISTRATION

Section 5.1 Interpretation.

The Administrative Committee has the exclusive right and discretionary authority to interpret the Plan's provisions and to decide questions arising in its administration. The Administrative Committee's decisions and interpretations shall be final and binding on the Company, Employees, Participants and all other persons.

Section 5.2 Administrative Records.

The Administrative Committee shall keep records reflecting Plan administration, which the Company may audit.

Section 5.3 Claims.

If a Participant makes a written request alleging a right to receive Plan benefits or alleging a right to receive an adjustment in Plan benefits being paid, the Administrative Committee shall treat it as a benefit claim. All benefit claims under the Plan shall be sent to the Administrative Committee and must be received within thirty (30) days after Separation from Service. The decision will be made within ninety (90) days after the Administrative Committee receives the claim unless the Administrative Committee determines additional time due to special circumstances is needed. If the Administrative Committee determines that an extension to process a claim is required, the final decision may be deferred up to one hundred eighty (180) days after the claim is received, if the claimant is notified in writing of the need for the extension and the anticipated date of a final decision before the end of the initial ninety (90) day period.

If the Administrative Committee decides that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing or electronically, in terms calculated to be understood by the claimant, of the specific reasons for the denial, the Plan provisions on which the denial is based, a description of additional material or information necessary to perfect the claim and an explanation of why the material or information is needed, and an explanation of the Plan's claim review procedures. If no action is taken on the claim within these time periods, the claim shall be deemed denied on the last day of the applicable time period. The claimant is entitled to a full and fair review of the denied claim after actual or constructive notice of a denial.

The claimant, or his authorized representative, must file a written request for review with the Administrative Committee setting forth the grounds for the request and any supporting facts, comments or arguments he wishes to make, within sixty (60) days after actual or constructive notice. If a written request for review is not received within this sixty (60) day period, the denial will be final. The claimant shall have reasonable access to all relevant documents pertaining to the claim.

The Administrative Committee or the persons responsible to conduct the review on the Administrative Committee's behalf shall conduct a full review of the claim. Unless special circumstances require an extension of the review period, the Administrative Committee will render its decision no later than the date of its next regularly scheduled meeting, unless the request is filed less than thirty (30) days before that meeting. If the request is filed less than thirty (30) days before a regularly scheduled meeting, the Administrative Committee will render its decision no later than the date of the second regularly scheduled meeting after it receives the request. However, if special circumstances require an extension of the review period, a final decision shall be rendered no later than the third regularly scheduled meeting after it receives the request for review, if the claimant is notified in writing of the special circumstances and the date of the expected decision, before the time is extended due to special circumstances. If the decision on review is not furnished to the claimant within the applicable time period(s), the claim shall be denied on the last day of the applicable period. Administrative Committee decisions shall be in writing and provided no later than five (5) days after the decision is made. The decision shall include specific reasons for the action taken, including the specific Plan provisions on which the decision is based. The claimant shall be notified of the right to reasonable access, on request, to relevant documents or other information without charge.

Section 5.4 Committee Liability.

No Administrative Committee member shall be liable for any action taken in good faith or for exercise of any power given to the Administrative Committee, or for the actions of other Administrative Committee members.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Unfunded Benefit Plan.

(a) Benefits under Sections 2.4 and 2.6 are intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation in the form of additional retirement benefits to a select group of management or highly compensated employees, as defined in ERISA Sections 201(a)(2), 301(a)(3) and 401(a)(1).

(b) Benefits under Section 2.5 are intended to constitute an unfunded "excess benefit plan" within the meaning of ERISA Section 3(36).

Section 6.2 Unsecured General Creditor.

Participants and their Beneficiaries shall have no legal or equitable rights, claims or interests in any specific Company assets or property, nor are they the Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts, or the proceeds of those policies or contracts which the Company owns or acquires (the "Policies"). Any Policies or other Company assets shall be and shall remain general, unpledged, unrestricted Company assets. The Company's obligation under the Plan is merely an unfunded and unsecured Company promise to pay money in the future.

Section 6.3 Grantor Trust.

Although the Company is responsible for all Plan benefits, the Company, in its discretion, may contribute funds to a grantor trust, as it deems appropriate, to pay Plan benefits. The trust may be irrevocable, but trust assets shall be subject to the claims of creditors of Lyondell Chemical Company. To the extent any Plan benefits are actually paid from the trust, the Company shall have no further obligation for those benefits, but to the extent the benefit is not paid, benefits shall remain the obligation of, and shall be paid by, the Company. Participants shall be unsecured creditors insofar as their legal claim for Plan benefits and Participants shall have no security interest in the grantor trust.

Section 6.4 Non-Assignment.

Payments to and benefits under this Plan are not assignable, transferable or subject to alienation since they are primarily for the support and maintenance of the Participants and their joint annuitant or Beneficiaries after retirement. Likewise, payments shall not be subject to attachments by creditors of, or through legal process against, the Company, the Administrative Committee or any Participant. Payments may be offset by the Company as provided under Section 6.7.

Section 6.5 No Employment Right.

The Plan provisions shall not give an Employee the right to be retained in Company service nor shall this Plan or any action taken under it be construed as an employment contract.

Section 6.6 Adjustments.

At the Company's request, the Administrative Committee may adjust the Participant's Plan benefit or make other adjustments required to correct administrative errors or provide uniform treatment of Participants, in a manner consistent with the Plan's intent and purpose.

Section 6.7 Obligation to Company.

If a Participant becomes entitled to a distribution of Plan benefits and the Participant has any debt, obligation, or other liability representing an amount owed to the Company or any Company benefit plan, then the Administrative Committee, in its sole discretion, may offset the amount owed to the Company or the benefit plan against the amount of benefits otherwise distributable under this Plan.

Section 6.8 Protective Provisions.

Each Participant shall cooperate with the Company by furnishing any and all information the Company requests to facilitate the payment of Plan benefits, taking any physical examinations the Company deems necessary and taking other relevant action the Company requests. If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan. If the Participant makes any material misstatement of information or nondisclosure of medical history, no benefits will be payable to the Participant or his Beneficiary unless, at the Company's sole discretion, benefits are payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any Participant action, misstatement or nondisclosure.

Section 6.9 Gender, Singular and Plural.

All pronouns and any variations are deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons requires. The singular may be read as the plural and the plural as the singular, as the context may require.

Section 6.10 Governing Law.

This Plan shall be construed, regulated and administered under the laws of the State of Texas, except to the extent that those laws are preempted by ERISA.

Section 6.11 Validity.

If any Plan provision is held invalid, void or unenforceable, it shall not affect the validity of any other Plan provision in any respect whatsoever.

Section 6.12 Notice.

Any notice or filing required or permitted to be given to the Administrative Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Company's principal office, directed to the attention of the Secretary of the Administrative Committee. Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown or the postmark on the receipt for registration or certification.

Section 6.13 Successors and Assigns.

This Plan shall be binding upon the Company and its successors and assigns.

Section 6.14 Incapacity.

If the Administrative Committee deems that any person entitled to receive any Plan payment is incapable of receiving or disbursing the payment because of minority, illness or infirmity, mental incompetence, or incapacity of any kind, the Administrative Committee, in its sole discretion, may take any one or more of the following actions: it may apply the payment directly for the person's comfort, support and maintenance; it may reimburse any person for any support previously supplied to the person entitled to receive any payment; or it may pay any other person the Administrative Committee selects to disburse the payment for the person's comfort, support and maintenance, including, without limit, to any relative who has undertaken, wholly or partially, the expense of person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the payment may be. The Administrative Committee, in its sole discretion, may deposit any payment due to a minor to the minor's credit in any savings or commercial bank of the Administrative Committee's choice.

Payments or deposits under this Section shall be a complete discharge, to the extent of the payment or deposit, of the Plan and all other liability of the Administrative Committee, the Company and this Plan. Receipt of any payment, distribution or deposit shall be a complete acquittance by the persons(s) receiving the payment. There shall be no liability to see to the application of any Plan payments, distributions or deposits.

ARTICLE VII

AMENDMENT AND DISCONTINUANCE

Section 7.1 Plan Amendment.

This Plan may be amended from time to time by a resolution of the Compensation Committee.

Section 7.2 Termination.

The Company intends to continue this Plan indefinitely, but reserves the right to terminate it at any time for any reason, in its sole discretion.

Section 7.3 Effect of Amendment or Termination.

No Plan amendment or termination may adversely affect the benefit payable to any Participant receiving or entitled to receive Plan benefits before the effective date of the amendment or termination. However, the Company may amend the Plan to eliminate any optional form of payment or to comply with any law or regulation, including but not limited to, reformation of any Plan provision that would result in an excise tax being imposed under Code Section 409A, and if so, the amendment or reformation will not be deemed to adversely affect any Participant's benefit entitlement.

Section 7.4 Effect of Legislation.

If any Plan provision would result in imposition of an excise tax under Code Section 409A, the terms of Code Section 409A shall apply and that Plan provision will be reformed to avoid the excise tax.